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                                                                      EXHIBIT 21

                           DIRECT GENERAL CORPORATION

                     EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

      The following is a list of subsidiaries of Direct General Corporation at December 31, 2005. All corporations are subsidiaries of Direct General Corporation and, if indented, subsidiaries of the company under which they are listed.

Name of Company                                            Incorporated
--------------------------------------------------------   ------------
Direct Adjusting Company                                        TN
Direct Administration, Inc.                                     TN
Direct General Agency of Georgia, Inc.                          GA
Direct General Agency of Kentucky, Inc.                         KY
Direct General Consumer Products, Inc.                          TN
Direct General Financial Services, Inc.                         TN
Direct General Insurance Agency of Louisiana, Inc.              LA
Direct General Insurance Agency of North Carolina, Inc.         NC
Direct General Insurance Agency of South Carolina, Inc.         SC
Direct General Insurance Agency of Tennessee, Inc.              TN
Direct General Insurance Agency, Inc.                           AR
Direct General Insurance Agency, Inc.                           MS
Direct General Insurance Agency, Inc.                           TN
Direct General Insurance Agency, Inc.                           TX
Direct General Insurance Company                                SC
         Direct General Insurance Company of Mississippi        MS
         Direct General Life Insurance Company                  SC
         Direct Life Insurance Company                          GA
Direct General Insurance Company of Louisiana                   LA
Direct General Premium Finance Services, Inc.                   TN
Direct Insurance Company                                        TN
Direct National Insurance Company                               AR

      The names of certain subsidiaries are omitted; as such subsidiaries in the aggregate would not constitute a significant subsidiary.